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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 30, 2001


                             SBS TECHNOLOGIES, INC.






       New Mexico                    1-10981                    85-0359415
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(State of Incorporation)       (Commission File No.)     (IRS Employer I.D. No.)



2400 Louisiana Blvd, NE  AFC Bldg 5-600  Albuquerque, New Mexico      87110
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  (Address of principal executive offices)                          (Zip code)




       Registrant's telephone number, including area code: (505) 875-0600
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ITEM 5.  OTHER EVENTS


Christopher J. Amenson, Chairman of the Board of Directors of SBS Technologies, Inc., ("SBS" and "the Company"), and former President and Chief Executive Officer of the Company, has embarked upon the public sale of up to 160,000 shares of the Company's common stock, which is comprised of both shares Mr. Amenson owns and options he is exercising. The 160,000 shares represent approximately 40% of Mr. Amenson's total shares and options in the Company.

Mr. Amenson stated that he is selling this amount of his SBS shares and options in SBS to diversify his investment portfolio. He intends to sell the shares in open market transactions, in an orderly manner, within the trading period prescribed for all officers and directors by SBS policy, and in accordance with Rule 144 limits.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                                                 SBS TECHNOLOGIES, INC.




Date:  April 30, 2001                            By: /s/ James E. Dixon, Jr.
                                                    --------------------------
                                                     James E. Dixon, Jr.
                                                     Vice President
                                                     Finance & Administration